UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 29, 2010

PALM HARBOR HOMES, INC.
(Exact name of Registrant as Specified in Charter)

Florida	0-24268	59-1036634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
15303 Dallas Parkway
Suite 800
Addison, Texas 75001-4600
(972) 991-2422

(Address, including zip code, and telephone numbers,
including area code, of principal executive offices)

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Entry into a Material Definitive Agreement.

Item 1.03 is herein incorporated by reference.

Item 1.03.	Bankruptcy or Receivership.

On November 29, 2010, Palm Harbor Homes, Inc. (the "Company") and five of its domestic subsidiaries, Palm Harbor Manufacturing. L.P., Palm Harbor Albemarle LLC, Palm Harbor Real Estate, LLC, Palm Harbor GenPar, LLC and Nationwide Homes, Inc. (the "Filing Subsidiaries," and together with the Company, the "Debtors") filed voluntary petitions for relief (the "Bankruptcy Filing") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Bankruptcy Court") case number 10-13850.  The Company's insurance and finance subsidiaries Standard Casualty Company, Standard Insurance Agency, Inc., Palm Harbor Insurance Agency of Texas, Inc. and CountryPlace Acceptance Corporation (collectively, the "Non-Filing Entities") were not part of the Bankruptcy Filing.  The Debtors will continue to operate their businesses in the ordinary course of business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Non-Filing Entities will continue to operate in the ordinary course of business.

In connection with the Bankruptcy Filing, on November 29, 2010, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement") with the Filing Entities (collectively with the Company, the "Sellers") and Palm Harbor Homes, Inc. a Delaware corporation (the "Purchaser") under which the Purchaser purchased substantially all of the assets of the Sellers and assumed specified liabilities of the Sellers, all on the terms and conditions set forth in the Asset Purchase Agreement and in accordance with sections 105, 363, 365 and other applicable provisions of the Bankruptcy Code.

In connection with the Bankruptcy Filing, on November 29, 2010, the Company entered into a Senior Secured, Super-Priority Debtor-in-Possession Revolving Credit Agreement (the "DIP Credit Agreement") among the Company, the Filing Entities and Fleetwood Homes, Inc., as lender (the "Lender"), a Security Agreement (the "Security Agreement") among the Company, the Filing Entities and the Lender as the secured party and a Promissory Note (the "Note") executed by the Debtors in favor of the Lender.  Pursuant to the terms of the DIP Credit Agreement, the Security Agreement and the Note, the Lender agreed to loan up to $50 million (which may increase to $55 million if certain conditions are met).  The DIP Agreement bears interest at 7% per annum and matures on the earlier of April 15, 2011 or 15 days after entry of a final order from the Bankruptcy Court approving the sale of the Company's assets.

The foregoing descriptions of the Asset Purchase Agreement, DIP Credit Agreement, Security Agreement and Note are qualified in its entirety to reference to the Asset Purchase Agreement attached hereto as Exhibit 10.1, the DIP Credit Agreement attached hereto as Exhibit 10.2, the Security Agreement attached hereto as Exhibit 10.3 and the Note attached hereto as Exhibit 10.4.  The Asset Purchase Agreement, the DIP Credit Agreement, the Security Agreement and the Note are incorporated herein by reference.

The representations and warranties and covenants contained in the DIP Agreement and the Asset Purchase Agreement were made for the purposes of the DIP Agreement and the Asset Purchase Agreement, respectively, and as of a specific date, were solely for the benefit of the parties to the DIP Agreement and the Asset Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the DIP Agreement and the Asset Purchase Agreement, which subsequent information may or may not be reflected in the Company's public disclosures.

A copy of the press release announcing the Bankruptcy Filing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Appointment of Certain Officers.

Brian Cejka was appointed as Chief Restructuring Officer on November 28, 2010.  As Chief Restructuring Officer, Mr. Cejka will report directly to the Company's Chief Executive Officer.  Mr. Cejka is a managing director of Alvarez & Marsal and has worked as a turnaround consultant and financial advisor for approximately 15 years.  Mr. Cejka has substantial knowledge and experience serving either in senior management positions or as a restructuring advisor to large companies and in assisting troubled companies with stabilizing their financial condition, analyzing their operations and developing an appropriate business plan to accomplish the necessary restructuring of their operations and finances.  Moreover, Mr. Cejka has extensive experience in the homebuilding industry through his role as a restructuring advisor to Kimball Hill Homes, Inc. and Champion Enterprises, Inc.  Mr. Cejka has also served as a restructuring officer and Chief Financial Officer of National Energy and Gas Transmission, Inc. as well as a Chief Restructuring Officer of a privately-held, national flooring company.  Mr. Cejka is 37 years old.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Title

10.1	Asset Purchase Agreement among the Company, the Company's Filing Subsidiaries and Palm Harbor Homes, Inc., a Delaware corporation, dated November 29, 2010.

10.2	Debtor-in-Possession Revolving Credit Agreement among the Company, the Company's Filing Subsidiaries and Fleetwood Homes, Inc., dated November 29, 2010.

10.3	Security Agreement among the Company, the Company's Filing Subsidiaries and Fleetwood Homes, Inc., dated November 29, 2010.

10.4	Promissory Note executed by the Company and the Company's Filing Subsidiaries in favor of Fleetwood Homes, Inc., dated November 29, 2010.

99.1	Press Release issued by Palm Harbor Homes dated November 29, 2010.

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are: (i) the ability of the Company and the Filing Subsidiaries to continue as going concerns; (ii) the Company's and the Filing Subsidiaries' ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its Filing Subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Company's and the Filing Subsidiaries' Bankruptcy Filing on the Company and the Filing Subsidiaries and the interests of various creditors, equity holders and other constituents; (v) Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company and the Filing Subsidiaries will operate under the chapter 11 cases; (vii) risks associated with third party motions in the chapter 11 cases, which may interfere with the Company's and the Filing Subsidiaries' ability to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the chapter 11 proceedings on the Company's and the Filing Subsidiaries' liquidity or results of operations; (ix) the ability to execute the Company's and the Filing Subsidiaries' business and restructuring plan; (x) increased legal costs related to the Bankruptcy Filing and other litigation; (xi) the Company's and the Filing Subsidiaries' ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, movie studios, suppliers and service providers and to retain key executives, managers and employees.  The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act for any such forward-looking information. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2010	PALM HARBOR HOMES, INC.

/s/ Larry H. Keener
Larry H. Keener
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Asset Purchase Agreement among the Company, the Company's Filing Subsidiaries and Palm Harbor Homes, Inc., a Delaware corporation, dated November 29, 2010.

10.2	Debtor-in-Possession Revolving Credit Agreement among the Company, the Company's Filing Subsidiaries and Fleetwood Homes, Inc., dated November 29, 2010.

10.3	Security Agreement among the Company, the Company's Filing Subsidiaries and Fleetwood Homes, Inc., dated November 29, 2010.

10.4	Promissory Note executed by the Company and the Company's Filing Subsidiaries in favor of Fleetwood Homes, Inc., dated November 29, 2010.

99.1	Press Release issued by Palm Harbor Homes dated November 29, 2010.